UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009 (May 13, 2009)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 13, 2009, the stockholders of Tenneco Inc. (the “Company”) approved an amendment to the Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) to increase the shares available by 2.3 million, with each share underlying an award counting as one share (provided that each share underlying a full value award counts as 1.25 shares) against the total plan availability. The Company’s board of directors previously adopted the amendment on March 11, 2009, subject to stockholder approval. For a description of the Plan (which reflects the increase in shares reserved under the Plan as well as other amendments to the Plan that were previously adopted by the Company’s board of directors), see the Company’s definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2009, which is included as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the Plan (including the amendments) was attached as Appendix A to the Proxy Statement and is included as Exhibit 10.2 to this report and is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
On May 13, 2009, the Company issued a press release announcing the results of the voting of the stockholders at the Company’s annual meeting of stockholders held on May 13, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Description of the Tenneco Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Item 3 of the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2009).

10.2	Tenneco Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2009).

99.1	Press Release dated May 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: May 14, 2009	By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer